EXHIBIT 99.1

CONTACTS: Brian Turcotte Investor Relations 561-438-3657 brian.turcotte@officedepot.com Brian Levine Public Relations 561-438-2895 brian.levine@officedepot.com

OFFICE DEPOT ANNOUNCES $350 MILLION PREFERRED STOCK INVESTMENT
BY BC PARTNERS

Transaction Has Been Completed and Funds Have Been Received

Boca Raton, Fla., June 23, 2009 -- Office Depot, Inc. (NYSE: ODP), a leading global provider of office products and services, today announced that funds advised by BC Partners, a leading international private equity firm, had invested $350 million in the Company by purchasing approximately $275 million of the Company’s newly created 10% Series A Redeemable Convertible Perpetual Preferred Stock and approximately $75 million of the Company’s newly created 10% Series B Redeemable Conditional Convertible Perpetual Preferred Stock. The transaction closed this morning with the completion of the sale of the preferred shares to funds advised by BC Partners and the corresponding receipt of proceeds by Office Depot. Office Depot will use the proceeds for general corporate purposes.

The Series A Preferred is immediately convertible into shares of the Company’s common stock at a conversion price of $5.00 per share (subject to a conversion cap). This conversion price represents a 32% premium to the closing price of $3.79 per share on Monday, June 22, 2009, and a 55% premium to the 60-day average closing price of $3.23 per share. The Series B Preferred will become convertible into shares of the Company’s common stock on the same terms as the Series A Preferred if the Company’s shareholders approve the issuance of shares in connection with such conversion as required by the New York Stock Exchange. The investment equates to an initial ownership interest of approximately 20%, assuming the receipt of shareholder approval and the full conversion of each series of preferred stock into the Company’s common stock.

The Company’s board of directors approved the transaction and will recommend that the Company’s shareholders vote to approve the issuance of shares of common stock pursuant to the Series B Preferred and the issuance of the shares of common stock pursuant to the Series A Preferred in excess of the conversion cap.

“We are very pleased that BC Partners has made this investment in Office Depot, and that three representatives from BC Partners have joined our Board. They have a very successful investment track record and consistently demonstrate a commitment to working with companies to implement long-term strategic plans,” said Steve Odland, Office Depot’s Chairman and Chief Executive Officer. “This investment, combined with the continued success of our liquidity and cash flow initiatives, significantly strengthens our balance sheet. Going forward, as business conditions improve we believe this financial flexibility is a strategic advantage as we look to invest in high-return projects to drive profitability.”

“BC Partners invests in high quality businesses, such as Office Depot, that enjoy strong competitive positions, demonstrate high profit and cash flow improvement potential, and have a strong management team in place,” said Raymond Svider, managing partner of BC Partners. “We are impressed with Steve and his leadership team and we look forward to helping them continue to navigate this challenging economic environment and position Office Depot for sustainable long-term profitable growth. We think this is the right time to invest in a fundamentally strong global franchise that is well positioned to succeed when the economic climate improves.”

The initial dividend rate is 10% on both the Series A and Series B Preferred, and dividends are paid quarterly in cash or are added to the liquidation preference at the Company’s option and subject to certain restrictions. After three years, the dividend rate on both the Series A and Series B Preferred will decrease to: (i) 7.87% if the Company’s common stock price is greater than or equal to $6.62 per share and (ii) 5.75% if the Company’s common stock price is greater than or equal to $8.50 per share, in each case for 20 consecutive trading days. If shareholder approval is not obtained within (i) 180 days, the dividend rate on the Series B Preferred will increase to 15%, (ii) 270 days, the dividend rate on the Series B Preferred will increase to 17.125% and (iii) 360 days, the dividend rate on the Series B Preferred will increase to 19%.

After three years, the Company will have the option to redeem both the Series A and Series B Preferred, in whole or in part, at a 7% premium to the liquidation preference, which premium will decline by 1% each year until there is no premium in year 10 and thereafter. In addition, after two years the Company will have the option to redeem both the Series A and Series B Preferred, in whole or in part, at no premium if the Company’s common stock price is greater than or equal to $9.75 per share for 20 consecutive trading days.

In connection with the preferred stock investment, BC Partners’ Raymond Svider, managing partner, James Rubin, senior partner, and Justin Bateman, partner, have joined the Office Depot board of directors, which was expanded to 14 members. Biographies for the new Office Depot board members can be found below.

Peter J. Solomon Company, L.P. and Morgan Stanley & Co., Inc. served as financial advisors, and Wachtell, Lipton, Rosen & Katz served as legal advisor to Office Depot in this transaction. Goldman, Sachs & Co. served as financial advisor and Latham & Watkins LLP served as legal advisor to BC Partners in this transaction.

About Office Depot
Every day, Office Depot is Taking Care of Business for millions of customers around the globe. For the local corner store as well as Fortune 500 companies, Office Depot provides products and services to its customers through 1,604 worldwide retail stores, a dedicated sales force, top-rated catalogs and a $4.6 billion e-commerce operation. Office Depot has annual sales of approximately $14.5 billion, and employs about 42,000 associates around the world. The Company provides more office products and services to more customers in more countries than any other company, and currently sells to customers directly or through affiliates in 48 countries.

Office Depot’s common stock is listed on the New York Stock Exchange under the symbol ODP and is included in the S&P 500 Index. Additional press information can be found at: http://mediarelations.officedepot.com.

About BC Partners
BC Partners is a leading international private equity firm with advised funds of approximately €11billion. Established in 1986, BC Partners operates as an integrated team through offices in Europe and North America to acquire and develop businesses and create value in partnership with management. Since inception, BC Partners has invested in 68 companies with a total enterprise value of approximately €64 billion.

Mr. Raymond Svider. Mr. Svider has been a managing partner of BC Partners, since 2003. He joined BC Partners in 1992 in Paris before moving to London in 2000 to lead its investments in the technology and telecoms industries. Over the years, Mr. Svider has participated in or led a variety of investments including Tubesca, Nutreco, UTL, Neopost, Polyconcept, Neuf Telecom and Unity Media/ Tele Columbus. He is currently on the board of Neopost and Unity Media, as well as the chairman of the board of Intelsat Ltd.

Prior to joining BC Partners, Mr. Svider worked in investment banking at Wasserstein Perella in New York and Paris, and at the Boston Consulting Group in Chicago. Mr. Svider holds a Master of Business Administration from the University of Chicago and a Master of Science in Engineering from both Ecole Polytechnique and Ecole Nationale Superieure des Telecommunications in France.

Mr. James Rubin. Mr. Rubin is a senior partner of BC Partners, which he joined in May 2008 from One Equity Partners, where he was a founding partner since its inception in 2001. Mr. Rubin originated and executed One Equity’s purchases of Quintiles Transnational, NCO Group, and Oncology Therapeutics Network, among others. He was also responsible for building One Equity’s practice in India. Prior to One Equity, Mr. Rubin was a vice president with Allen & Company Incorporated, a New York merchant bank specializing in media and entertainment transactions and advisory work. From 1996 to 1998, he held a number of senior policy positions with the Federal Communications Commission. He received his A.B. from Harvard College and a J.D. from Yale Law School. Mr. Rubin is currently a board member of Intelsat Ltd, the leading international provider of fixed satellite services, and of New York City non-profit Common Ground Communities. He also serves on the board of The Dalton School.

Mr. Justin Bateman. Mr. Bateman is a partner of BC Partners based in its New York office, the investment arm of which he co-established in early 2008. He initially joined BC Partners’ London office in 2000 from PricewaterhouseCoopers, where he spent three years in Transaction Services working on due diligence projects for both financial investors and corporate clients. In 2002/2003 he left BC Partners to complete his MBA at INSEAD before rejoining its London office. Over the years he has participated in or been a board member of the funds’ investments in the General Healthcare Group, Baxi and Regency Entertainment. He is currently a director of Intelsat, Ltd, the leading international provider of fixed satellite services. He has a degree in economics from the University of Cambridge in the UK.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995, as amended (the “Act”) provides protection from liability in private lawsuits for “forward-looking” statements made by public companies under certain circumstances, provided that the public company discloses with specificity the risk factors that may impact its future results. We want to take advantage of the “safe harbor” provisions of the Act. Certain statements made in this press release are ‘forward-looking’ statements under the Act. Except for historical financial and business performance information, statements made in this press release should be considered ‘forward-looking’ as referred to in the Act. Much of the information that looks towards future performance of our company is based on various factors and important assumptions about future events that may or may not actually come true. As a result, our operations and financial results in the future could differ materially and substantially from those we have discussed in the forward-looking statements made in this press release. Certain risks and uncertainties are detailed from time to time in our filings with the United States Securities and Exchange Commission (“SEC”). You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company’s SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites.

Additional Information: In connection with the transaction described above, Office Depot will be filing documents with the SEC, including the filing of a preliminary and definitive proxy statement. Investors and security holders are urged to read the preliminary and definitive proxy when they become available because they will contain important information about the transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov and by contacting Office Depot’s Investor Relations at 561-438-3657. Investors and security holders may obtain free copies of the documents filed with the SEC on Office Depot’s website at www.officedepot.com or the SEC’s website at www.sec.gov.

Office Depot and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Office Depot in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of Office Depot is also included in Office Depot’s proxy statement for its

2009 Annual Meeting of Stockholders, which was filed with the SEC on March 11, 2009. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Office Depot’s Investor Relations at as described above.